Exhibit 10

                                                                  CONFORMED COPY




                                  $550,000,000

                                     364-DAY
                                CREDIT AGREEMENT

                                   dated as of

                                 AUGUST 23, 2000

                                      among

                              GUIDANT CORPORATION,

                             THE BANKS PARTY HERETO,

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Administrative Agent

                   ------------------------------------------

                           J.P. MORGAN SECURITIES INC.
                                    Arranger

                              BANK OF AMERICA, N.A.
                            THE CHASE MANHATTAN BANK,
                   Co-Documentation and Co-Syndication Agents

                              BANK ONE, INDIANA, NA
                                 CITIBANK, N.A.,
                             Senior Managing Agents

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
                                     ARTICLE 1  Definitions

Section 1.01.  Definitions......................................................................1
Section 1.02.  Accounting Terms and Determinations.............................................13
Section 1.03.  Types of Borrowings.............................................................14

                                      ARTICLE 2  The Credits

Section 2.01.  Commitments to Lend.............................................................14
Section 2.02.  Increased Commitments; Additional Banks.........................................14
Section 2.03.  Notice of Committed Borrowing...................................................16
Section 2.04.  Money Market Borrowings.........................................................16
Section 2.05.  Notice to Banks; Funding of Loans...............................................20
Section 2.06.  Notes...........................................................................21
Section 2.07.  Maturity of Loans...............................................................22
Section 2.08.  Interest Rates..................................................................22
Section 2.09.  Method of Electing Interest Rates...............................................24
Section 2.10.  Facility Fees...................................................................25
Section 2.11.  Termination or Reduction of Commitments.........................................26
Section 2.12.  Optional Prepayments............................................................26
Section 2.13.  General Provisions as to Payments...............................................26
Section 2.14.  Funding Losses..................................................................27
Section 2.15.  Computation of Interest and Fees................................................28
Section 2.16.  Regulation D Compensation.......................................................28
Section 2.17.  Maximum Interest Rate...........................................................28

                                      ARTICLE 3  Conditions

Section 3.01.  Effectiveness...................................................................29
Section 3.02.  Borrowings......................................................................30

                            ARTICLE 4  Representations and Warranties

Section 4.01.  Corporate Existence and Power...................................................31
Section 4.02.  Corporate and Governmental Authorization; No
               Contravention...................................................................31
Section 4.03.  Binding Effect..................................................................31
Section 4.04.  Financial Information...........................................................31
Section 4.05.  Litigation......................................................................32
Section 4.06.  Compliance with ERISA...........................................................32
Section 4.07.  Environmental Matters...........................................................32
Section 4.08.  Taxes...........................................................................33
Section 4.09.  Subsidiaries....................................................................33
Section 4.10.  No Regulatory Restrictions on Borrowing.........................................33

                                                                                             PAGE
                                                                                             ----
Section 4.11.  Full Disclosure.................................................................33

                                      ARTICLE 5  Covenants

Section 5.01.  Information.....................................................................34
Section 5.02.  Payment of Obligations..........................................................36
Section 5.03.  Maintenance of Property; Insurance..............................................36
Section 5.04.  Conduct of Business and Maintenance of Existence................................37
Section 5.05.  Compliance with Laws............................................................37
Section 5.06.  Inspection of Property, Books and Records.......................................37
Section 5.07.  Consolidated Leverage Ratio.....................................................37
Section 5.08.  Subsidiary Debt.................................................................37
Section 5.09.  Minimum Consolidated Net Worth..................................................37
Section 5.10.  Negative Pledge.................................................................38
Section 5.11.  Consolidations, Mergers and Sales of Assets.....................................39
Section 5.12.  Use of Proceeds.................................................................39
Section 5.13.  Limitations on Restrictions Affecting Subsidiaries..............................39

                                       ARTICLE 6  Default

Section 6.01.  Events of Default...............................................................40
Section 6.02.  Notice of Default...............................................................42

                                      ARTICLE 7  The Agents

Section 7.01.  Appointment and Authorization...................................................43
Section 7.02.  Administrative Agent and Affiliates.............................................43
Section 7.03.  Action by Administrative Agent..................................................43
Section 7.04.  Consultation with Experts.......................................................43
Section 7.05.  Liability of Administrative Agent...............................................43
Section 7.06.  Indemnification.................................................................44
Section 7.07.  Credit Decision.................................................................44
Section 7.08.  Successor Administrative Agent..................................................44
Section 7.09.  Agents' Fees....................................................................45
Section 7.10.  Other Agents....................................................................45

                               ARTICLE 8  Change in Circumstances

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................45
Section 8.02.  Illegality......................................................................46
Section 8.03.  Increased Cost and Reduced Return...............................................46
Section 8.04.  Taxes...........................................................................48
Section 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans.......................50
Section 8.06.  Substitution Of Bank............................................................50

                                                                                             PAGE
                                                                                             ----
                                    ARTICLE 9  Miscellaneous

Section 9.01.  Notices.........................................................................51
Section 9.02.  No Waivers......................................................................51
Section 9.03.  Expenses; Indemnification.......................................................51
Section 9.04.  Set-offs........................................................................52
Section 9.05.  Amendments and Waivers..........................................................53
Section 9.06.  Successors; Participations and Assignments......................................53
Section 9.07.  Designated Lenders..............................................................55
Section 9.08.  No Reliance on Margin Stock.....................................................56
Section 9.09.  Governing Law; Submission to Jurisdiction.......................................56
Section 9.10.  Counterparts; Integration.......................................................57
Section 9.11.  WAIVER OF JURY TRIAL............................................................57

COMMITMENT SCHEDULE
PRICING SCHEDULE

Exhibit A         -        Note
Exhibit B         -        Money Market Quote Request
Exhibit C         -        Invitation for Money Market Quotes
Exhibit D         -        Money Market Quote
Exhibit E-1       -        Opinion of Special Counsel for the Borrower
Exhibit E-2       -        Opinion of General Counsel of the Borrower
Exhibit F         -        Opinion of Davis Polk & Wardwell, Special Counsel for
                           the Agents
Exhibit G         -        Assignment and Assumption Agreement
Exhibit H         -        Designation Agreement

     364-DAY AGREEMENT dated as of August 23, 2000 among GUIDANT CORPORATION, the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

     The parties hereto agree as follows:

                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ACS" means Advanced Cardiovascular Systems, Inc., a California corporation.

     "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.04.

     "ADDITIONAL BANK" has the meaning set forth in Section 2.02(b).

     "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Bank and returned to the Administrative Agent (with a copy to the Borrower).

     "AGENTS" means the Administrative Agent, the Syndication Agents, the Documentation Agents and the Senior Managing Agents.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "BANK" means (i) each bank or other financial institution listed on the

Commitment Schedule, (ii) each Additional Bank which becomes a Bank pursuant to
Section 2.02, (iii) each Assignee which becomes a Bank pursuant to Section 9.06(c) and (iv) their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.09(a) or Article 8.

     "BENEFIT ARRANGEMENT" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BORROWER" means Guidant Corporation, an Indiana corporation, and its successors.

     "BORROWER'S 1999 FORM 10-K" means the Borrower's annual report on Form 10-K for 1999, as filed with the SEC pursuant to the Exchange Act.

     "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended June 30, 2000, as filed with the SEC pursuant to the Exchange Act.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CPI" means Cardiac Pacemakers, Inc., a Minnesota corporation.

     "COMMITMENT" means, (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank's name on the Commitment Schedule and (ii) with respect to each Additional Bank or Assignee which becomes a Bank pursuant to Section 2.02 or 9.06(c), the amount of the Commitment thereby assumed by it, in each case, as such amount may be changed from time to time pursuant to Sections 2.02, 2.11 and 9.06(c); provided that, if the context so requires, the term "COMMITMENT" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.

     "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

     "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "COMMITTED

LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "CONSOLIDATED DEBT" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "CONSOLIDATED LEVERAGE RATIO" means, at any date, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

     "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary gain or loss.

     "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date.

     "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "CREDIT EXPOSURE" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans at such time.

     "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations (and, for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all redeemable preferred stock of such Person, if such stock is mandatorily redeemable on or prior to the Termination Date, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Debt of others Guaranteed by such Person.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DESIGNATED LENDER" means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

     "DESIGNATING BANK" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.07(a).

     "DOCUMENTATION AGENTS" means Bank of America, N.A. and The Chase Manhattan Bank in their capacity as documentation agents in respect of this Agreement.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "DOMESTIC LOANS" means the Base Rate Loans.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ELIGIBLE DESIGNEE" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, written or published plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including (without limitation) ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.08(b) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Morgan Guaranty Trust Company of New York, Bank of America, N.A. and The Chase Manhattan Bank.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

     "FISCAL QUARTER" means a fiscal quarter of the Borrower.

     "FISCAL YEAR" means a fiscal year of the Borrower.

     "FIXED RATE LOANS" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

     "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Euro- Dollar Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "INCREASED COMMITMENTS" has the meaning set forth in Section 2.02(a).

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months, or if deposits of a corresponding maturity are available to all Banks in the London interbank market, nine or twelve months thereafter, as the Borrower may elect in such notice; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-

     Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

     (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date;

     (2) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.04; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

     (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

     (3) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.04; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

     (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.04.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Committed Loan or a Money Market Loan and "LOANS" means Committed Loans or Money Market Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.08(b).

     "MATERIAL" means, with respect to any matter so characterized herein, that such matter could reasonably be expected to be significant to a Bank in determining whether to enter into this Agreement, make any Loans or take or not take any other action hereunder.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, results of operations, properties, liabilities or prospects of the Borrower and its Subsidiaries, considered as a whole.

     "MATERIAL DEBT" means Debt of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment obligations then due and payable in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

     "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

     "MATURITY DATE" means the first anniversary of the Termination Date or, if such day is not a Euro-Dollar Business Day, then the next preceding Euro- Dollar Business Day.

     "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.04(d).

     "MONEY MARKET ABSOLUTE RATE LOAN" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic

Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "MONEY MARKET LIBOR LOAN" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including any such loan bearing interest at the Base Rate pursuant to Section 8.01).

     "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "MONEY MARKET MARGIN" has the meaning set forth in Section 2.04(d)(ii)(C).

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.04.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "1999 CREDIT AGREEMENT" means the Credit Agreement dated as of August 25, 1999 among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 2.03) or a Notice of Money Market Borrowing (as defined in Section 2.04(f)).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.09.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a limited liability corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

     "REFERENCE BANKS" means the Euro-Dollar Reference Banks, and "REFERENCE BANK" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means, at any time, Banks having more than 50% in aggregate amount of the Credit Exposures at such time.

     "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to and including the Termination Date.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR MANAGING AGENTS" means Citibank, N.A. and Bank One, Indiana, NA in their capacity as senior managing agents in respect of this Agreement.

     "SIGNIFICANT SUBSIDIARY" means a Subsidiary which is a "SIGNIFICANT SUBSIDIARY" within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

     "SYNDICATION AGENTS" means Bank of America, N.A. and The Chase Manhattan Bank in their capacity as syndication agents in respect of this Agreement.

     "TERMINATION DATE" means August 22, 2001, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means, with respect to any Person, any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend a provision hereof to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Banks.

     Section 1.03. Types of Borrowings. The term "BORROWING" denotes (i) the aggregation of Loans made or to be made to the Borrower by one or more Banks pursuant to Article 2 on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period or (ii) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof either (i) by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or (ii) by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 2.04 in which one or more Banks participate on the basis of their bids).

                                   ARTICLE 2
                                  The Credits

     Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made, (i) the aggregate outstanding principal amount of such Bank's Committed Loans shall not exceed its Commitment and (ii) the aggregate outstanding principal amount of all the Loans shall not exceed the aggregate amount of the Commitments. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available within the limitations in the foregoing proviso) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.12 and reborrow at any time during the Revolving Credit Period under this Section.

     Section 2.02. Increased Commitments; Additional Banks. (a) Subsequent to the Effective Date (but not more than twice in any calendar year), the Borrower may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount which (i) is a multiple of $10,000,000 and (ii) when combined with the aggregate amount by which the Commitments have theretofore been increased pursuant to this Section 2.02, does not exceed $400,000,000 (the amount of any such increase, the "INCREASED COMMITMENTS"); provided that no Default shall have occurred and be continuing. Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. If a Bank does not respond to such notice within such period, such Bank shall be deemed to have elected not to increase its Commitment pursuant to this Section at such time.

     (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may, within 10 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Administrative Agent and the Borrower (which consent of the Administrative Agent shall not be unreasonably withheld) which at the time agree to (i) in the case of any such Person that is an existing Bank, increase its Commitment and (ii) in the case of any other such Person (an "ADDITIONAL BANK"), become a party to this Agreement, provided that the Commitment of such Additional Bank is not less than $25,000,000. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

     (c) An increase in the aggregate amount of the Commitments pursuant to this
Section 2.02 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

     (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.02 that is not pro rata amount all Banks, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

     Section 2.03. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing or
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

     (b) the aggregate amount of such Borrowing;

     (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

     (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than 10 Fixed Rate Committed Borrowings shall be outstanding at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

     Section 2.04. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

     (i) the proposed date of Borrowing, which shall be a Euro-Dollar

     Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

     (ii) the aggregate amount of such Borrowing, which shall be $15,000,000 or a larger multiple of $1,000,000,

     (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

     (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly after receiving a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this Section 2.04(d) and must be submitted to the Administrative Agent by telex or facsimile at its offices specified in or pursuant to Section 9.01 not later than (x) 4:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour before the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

               (A) the proposed date of Borrowing;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate;

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan; and

               (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii) Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection 2.04(d)(ii);

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D) arrives after the time set forth in subsection 2.04(d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms of (i) any Money Market Quote submitted by a Bank that is in accordance with Section 2.04(d) and (ii) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.04(e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

     (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

     (ii) the principal amount of each Money Market Borrowing must be $15,000,000 or a larger multiple of $1,000,000;

     (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be;

     (iv) the Borrower may not accept any offer that is described in subsection 2.04(d)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

     (v) immediately after such Money Market Borrowing is made, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate amount of the Commitments.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.05. Notice to Banks; Funding of Loans. (a) Promptly after receiving a Notice of Borrowing, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than (x) 12:00 Noon (New York City time) on the date of each Base Rate Borrowing and each Money Market Absolute Rate Borrowing and (y) 10:00 A.M. (New York City time) on the date of any other Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.05(b) and the Administrative Agent may, in reliance on such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.08 and (ii) if such amount is repaid by such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.06. Notes. (a) The Borrower's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that the Borrower's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note. Each such Note shall be substantially in the form of Exhibit A hereto with appropriate modifications to reflect the fact that it relates solely to Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Promptly after it receives each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each

Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.07. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Maturity Date.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

     Section 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the

London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.01(a) or 8.01(b) shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

     (d) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.08(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.09. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.09(d) and the provisions of Article 8), as follows:

     (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

     (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $25,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:

     (i) the Group of Loans (or portion thereof) to which such notice applies;

     (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of
     Section 2.09(a) above;

     (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

     (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.09(a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as Euro-Dollar Loans if (i) the aggregate principal amount of any Group of

Euro-Dollar Loans created or continued as a result of such election would be less than $25,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     (e) If any Committed Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section 2.10. Facility Fees. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule) on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue for each day from and including the Effective Date to but excluding the day on which the Credit Exposures are reduced to zero. Fees accrued for the account of the Banks under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero).

     Section 2.11. Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this subsection, the Administrative Agent shall notify each Bank of the contents thereof.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date.

     Section 2.12. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loans to Section 2.14, the Borrower may, (i) upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01), or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000 by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

     (b) Except as provided in Section 2.12(a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan before the maturity thereof.

     (c) Promptly after receiving a notice of prepayment pursuant to this Section, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

     Section 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without set-off, counterclaim or other deduction (subject to Section 8.04), not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or any payment of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise, except pursuant to Section 8.02) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.08(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.05(a), 2.09(c) or 2.12(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error.

     Section 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.16. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro- Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

     Section 2.17. Maximum Interest Rate. (a) Nothing contained in this

Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

     (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.08, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

     (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause 2.17(b) and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.08, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause 2.17(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause 2.17(b).

                                    ARTICLE 3
                                   Conditions

     Section 3.01. Effectiveness. This Agreement shall become effective on the date hereof, provided that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05) on such date:

     (a) the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received, in form satisfactory to it, telegraphic, telecopy, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) the Administrative Agent shall have received a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.06;

     (c) the Administrative Agent shall have received an opinion of Dewey Ballantine, special New York counsel for the Borrower, and an opinion of Dodd Gray, Senior Counsel of the Borrower, substantially in the forms of Exhibits E-1 and E-2, respectively, and each covering such additional matters as the Required Banks may reasonably request;

     (d) the Administrative Agent shall have received an opinion of Davis

Polk & Wardwell, special counsel for the Agents, dated the date of such Borrowing, substantially in the form of Exhibit F hereto and covering such additional matters as the Required Banks may reasonably request;

     (e) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

     (f) the Administrative Agent shall have received evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and all accrued fees under, the 1999 Credit Agreement.

Promptly after the Effective Date occurs, the Administrative Agent shall notify the Borrower and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.03 or 2.04, as the case may be;

     (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

     (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrower contained in this Agreement (other than the representation and warranty set forth in Section 4.04(c)) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses 3.02(b), 3.02(c) and 3.02(d).

                                    ARTICLE 4
                         Representations and Warranties

     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Indiana, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     Section 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1999 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, and set forth in the Borrower's 1999 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2000 and the related consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

     (c) Since June 30, 2000 there have been no material adverse changes in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.05. Litigation. Except as set forth in the Borrower's 1999 Form 10-K and any subsequent Forms 10-K, 10-Q and 8-K of the Borrower, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole or the ability of the Borrower to satisfy its obligations under this Agreement and the Notes, or which in any manner draws into question the validity of this Agreement and the Notes.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Environmental Matters. In the ordinary course of its business, the Borrower reviews the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of material compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     Section 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except where payment thereof is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.09. Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.10. No Regulatory Restrictions on Borrowing. The Borrower is not
(i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     Section 4.11. Full Disclosure. No written information heretofore or hereafter furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby, when taken together with all such information so furnished, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading in any material respect.

                                    ARTICLE 5
                                    Covenants

     The Borrower agrees that, so long as any Bank has any Credit Exposure hereunder or any interest or fees accrued hereunder remain unpaid:

     Section 5.01. Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Form 10-K for such Fiscal Year filed or to be filed with the SEC, containing the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Form 10-Q for such Fiscal Quarter filed or to be filed with the SEC, containing the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such Fiscal Quarter and for the portion of the Borrower's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower's previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.09, inclusive, and Section 5.10(i) on the date of such financial statements, and
(ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause 5.01(c) above;

     (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Forms S-4, S-8 or their equivalents) and reports on Forms 10-K, 10-Q and 8-K (or its equivalent) which the Borrower shall have filed with the SEC;

     (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
(iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (h) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) or 5.01(f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to
Section 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b) or 5.01(f) to any Bank which requests such delivery.

     Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where any of the foregoing may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     Section 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided that the Borrower or any Significant Subsidiary may sell, lease or exchange surplus or worn-out equipment in the ordinary course of business and any assets employed in a discontinued line of business.

     (b) The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Significant Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are customarily insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that the Borrower may, and may cause any of its Significant Subsidiaries to, self insure in such amounts and against such risks as are customarily self-insured against by such companies. The Borrower will furnish to the Banks, upon reasonable request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried (including, without limitation, any self insurance).

     Section 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in the medical device business and will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.04 shall prohibit any consolidation, merger or sale of assets permitted under Section 5.11.

     Section 5.05. Compliance with Laws. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure so to comply is unlikely to have a Material Adverse Effect.

     Section 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided that, so long as no Default has occurred and is continuing, any of the foregoing shall take place during normal business hours and a representative of the Borrower shall be given prior notice of, and may attend any meeting between, representatives of any Bank and such independent public accountants.

     Section 5.07. Consolidated Leverage Ratio. The Consolidated Leverage Ratio will at no time be more than 3.5 to 1.0.

     Section 5.08. Subsidiary Debt. Total Debt outstanding at any time of all Subsidiaries (excluding Debt of a Subsidiary to the Borrower or to a wholly owned Subsidiary) will at no time exceed $100,000,000; provided that in no event shall any Subsidiary Guarantee any Debt of the Borrower.

     Section 5.09. Minimum Consolidated Net Worth. Consolidated Net Worth will at no date be less than Minimum Consolidated Net Worth at such date. For purposes of this Section 5.09, "MINIMUM CONSOLIDATED NET WORTH" means, at any date, $780,500,000 plus (i) an amount equal to 75% of Consolidated Net Income for each Fiscal Quarter ending after March 31, 2000 but prior to the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any Fiscal Quarter) plus (ii) 75% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the board of directors of the Borrower), received by the Borrower from the issuance and sale after March 31, 2000 of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of the Borrower or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise or (z) solely to the extent the proceeds of such issuance are used to redeem any capital stock of the Borrower).

     Section 5.10. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing as of the Effective Date and securing Debt outstanding on the Effective Date in an aggregate principal or face amount not exceeding $50,000,000;

     (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any one obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000; and

     (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed $75,000,000.

     Section 5.11. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, (x) all or any material part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person or (y) in any event, all or any material part of the assets of ACS or CPI; provided that the Borrower may merge with another Person if (a) the Borrower is the corporation surviving such merger and (b) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     Section 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U.

     Section 5.13. Limitations on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to Borrower or any Subsidiary, (b) make loans or advances to Borrower or any Subsidiary, (c) transfer any of its properties or assets to Borrower or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than with respect to assets subject to consensual liens permitted under Section 5.10); provided that the foregoing shall not apply to customary net worth, financial leverage and coverage tests in agreements governing Debt incurred by Subsidiaries in compliance with this Agreement.

                                    ARTICLE 6
                                     Default

     Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) any principal of any Loan shall not be paid when due;

     (b) any interest on any Loan, any fees or any other amount payable hereunder shall not be paid within five days of the date when due;

     (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.13, inclusive (it being understood that to the extent any such covenant requires the Borrower to cause any of its Subsidiaries to comply with the agreements set forth therein, a failure by the Borrower to cause any of its Subsidiaries to so comply shall constitute a failure by the Borrower to observe or perform such covenant);

     (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause 6.01(a), 6.01(b) or 6.01(c) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or, if such failure to observe or perform is susceptible of cure and at the time such notice is given the Borrower shall be diligently taking all actions necessary or desirable in order to cure such failure, for 90 days after notice thereof has been given (it being understood that to the extent any such covenant requires the Borrower to cause any of its Subsidiaries to comply with the agreements set forth therein, a failure by the Borrower to cause any of its Subsidiaries to so comply shall constitute a failure by the Borrower to observe or perform such covenant);

     (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (f) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (h) the Borrower or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any of its Significant Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

     (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

     (k) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

     (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Borrower, or during any period of 12 consecutive calendar months, individuals who were either (i) directors of the Borrower on the first day of such period or
(ii) elected to fill vacancies caused by the ordinary course resignation or retirement of any other director and whose nomination or election was approved by a vote of a majority of the directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower; or

     (m) ACS or CPI shall cease to be a Wholly-Owned Consolidated Subsidiary of the Borrower (except that (i) either ACS or CPI may merge with and into the Borrower, as permitted pursuant to Section 5.11 or (ii) ACS and CPI may merge with and into each other);

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind and without valuation and appraisement, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause 6.01(h) or 6.01(i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind and without valuation and appraisement, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7
                                   The Agents

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent. Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent.

     Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Administrative Agent. None of the Administrative Agent, its affiliates and their respective directors, officers, agents and employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, its affiliates and their respective directors, officers, agents and employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance on any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "AGENT" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. Each Bank shall, ratably in proportion to their Credit Exposures, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees thereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and such Agent.

     Section 7.10. Other Agents. Nothing in this Agreement shall impose any duty or liability whatsoever on any Documentation Agent, Senior Managing Agent or Syndication Agent in such capacity.


                                    ARTICLE 8
                             Change in Circumstances

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Euro-Dollar Loans or Money Market LIBOR Loan:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars in the applicable amounts are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) in the case of Euro-Dollar Loans, Banks having more than 50% in the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such affected Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro- Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or
(ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Euro-Dollar Loans of the other Banks.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income (other than withholding taxes) and franchise or similar taxes imposed on it, by a jurisdiction (A) under the laws of which it is organized, (B) in which it conducts business (provided that it would be subject to such income (other than withholding taxes), franchise or similar taxes by such jurisdiction without regard to any Loan under law as in effect on the date hereof because it conducts business in such jurisdiction) (C) in which such Bank's principal executive office is located or (D) in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

     "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the

Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address specified in or pursuant to
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or before the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or before the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     (g) If any Bank or the Administrative Agent receives a refund (including a refund in the form of a credit against taxes that are otherwise payable by the

Bank or the Administrative Agent) of any Taxes or Other Taxes for which the Borrower has made a payment under Section 8.04(b) or (c) and such refund was received from the taxing authority which originally imposed such Taxes or Other Taxes, such Bank or the Administrative Agent agrees to reimburse the Borrower to the extent of such refund.

     (h) Each Bank and the Administrative Agent acknowledge, that on and as of the Effective Date it is not aware of any Tax or Other Tax that would be imposed upon any payment to it hereunder or under any Note.

     Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and in any such case the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related or Euro-Dollar Loans of the other Banks. If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     Section 8.06. Substitution Of Bank. If (i) the obligation of any Bank to make, or to convert or continue outstanding Loans as or into, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Banks) mutually satisfactory to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld or delayed) to purchase (and, if such right is exercised, such Bank shall sell and assign) for cash, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto, the outstanding Loans for such Bank and assume the Commitment of such Bank, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.14 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.

                                    ARTICLE 9
                                  Miscellaneous

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number referred to in this Section and the appropriate answerback is received, (ii) if given by facsimile, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address referred to in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by any Agent or Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of this Agreement, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by theAdministrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans thereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 9.04. Set-offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) Banks holding more than 50% in aggregate unpaid principal amount of the Loans have requested the Administrative Agent to declare the Loans to be immediately due and payable pursuant to Section 6.01, or the Loans have become immediately due and payable without notice as provided in Section 6.01, then each Bank is hereby authorized by the Borrower at any time and from time to time, to the extent permitted by applicable law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the account of the Borrower against any obligations of the Borrower to such Bank now or hereafter existing under this Agreement, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Bank shall have made any demand for payment under this Agreement. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided that any failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this subsection are in addition to any other rights and remedies which the Banks may have.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness in respect of the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes to which the Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall:

     (a) unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except (x) as contemplated by Section 2.02 or (y) for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) amend this Section 9.05 or the definition of Required Banks or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; or

     (b) unless signed by a Designated Lender or its Designating Bank, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Banks hereunder are similarly affected).

     Section 9.06. Successors; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. If a Bank grants any such participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment at least equal to the lesser of (A) $10,000,000 and (B) such Bank's entire Commitment at such time) of all of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and Administrative Agent, which consents shall not be unreasonably withheld; provided that (i) if an Assignee is an affiliate of such transferor Bank or was a Bank immediately before such assignment, no such consents shall be required,
(ii) if an Event of Default has occurred and is continuing, no such consent of the Borrower shall be required and (iii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. When such instrument has been signed and delivered by the parties thereto and such Assignee has paid to such transferor Bank the purchase price agreed by them, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 9.07. Designated Lenders. (a) Subject to the provisions of this

Section 9.07(a), any Bank may from time to time elect to designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto, which consents shall not be unreasonably withheld. When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit H hereto (a "DESIGNATION AGREEMENT") and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Bank pursuant to
Section 2.01 or 2.04, and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence Loans or portions thereof made by a Designated Lender; and the Designating Bank shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Bank shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Bank as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Bank's application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of the Borrower or the Administrative Agent, assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

     (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Bank for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 9.07(b) shall survive the termination of this Agreement.

     Section 9.08. No Reliance on Margin Stock. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                  BORROWER:
                  --------

                                     GUIDANT CORPORATION


                                     By:
                                          /s/ R. Todd McKinney
                                     ------------------------------------------
                                          Title: Treasurer
                                          111 Monument Circle, 29th Floor
                                          Indianapolis, Indiana 46204-5129
                                          Attention: Senior Counsel
                                          Facsimile Number: (317) 971-2141
                                          Web site:http://www.guidant.com

                  BANKS:
                  ------


                                      BANCA MONTE DEI PASCHI DI SIENA
                                      S.P.A.



                                      By:  /s/ Guilio Natalicchi
                                         --------------------------------
                                      Title: Senior Vice President & General
                                             Manager



                                      By:  /s/ Brian R. Landy
                                         --------------------------------
                                      Title: Vice President



                                      BBL INTERNATIONAL (U.K.) LIMITED


                                      By:  /s/ M-C Swinnen
                                         --------------------------------
                                      Title: Authorized Signatory



                                      By:  /s/ C. F. Wright
                                         --------------------------------
                                      Title: Authorized Signatory



                                      BANK OF AMERICA, N.A.


                                      By:  /s/ Marty V. Mitchell
                                         --------------------------------
                                      Title: Principal



                                      BANK ONE, INDIANA, NA


                                      By:  /s/ Scott A. Dvornik
                                         --------------------------------
                                      Title: Vice President



                                      THE GOVERNOR AND COMPANY OF

                                      THE BANK OF IRELAND


                                      By:  /s/ Derek F. Collins
                                         --------------------------------
                                      Title: Assistant Director


                                      By:  /s/ Fiona Kelly
                                         --------------------------------
                                      Title: Account Executive



                                      THE BANK OF TOKYO-MITSUBISHI,
                                      LTD.


                                      By:  /s/ Minoru Akimoto
                                         --------------------------------
                                      Title: General Manager



                                      BNP PARIBAS


                                      By:  /s/ Christine L. Howatt
                                         --------------------------------
                                      Title: Vice President Credit



                                      THE CHASE MANHATTAN BANK


                                      By:  Stephen P. Rochford
                                         --------------------------------
                                      Title: Vice President



                                      CITICORP USA, INC.


                                      By:  /s/ Mary O'Connell
                                         --------------------------------
                                      Title: Vice President



                                      CREDIT SUISSE FIRST BOSTON

                                      By:  /s/ William S. Lutkins
                                         --------------------------------
                                      Title: Vice President


                                      By:  /s/ Bill O'Daly
                                         --------------------------------
                                      Title: Vice President



                                      DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR
                                      CAYMAN ISLANDS BRANCH


                                      By:  /s/ Iain Steward
                                         --------------------------------
                                      Title: Vice President


                                      By:  /s/ Stephanie Strohe
                                         --------------------------------
                                      Title: Associate



                                      MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK


                                      By:  /s/ Dennis Wilczek
                                         --------------------------------
                                      Title: Associate



                                      NATIONAL CITY BANK OF INDIANA


                                      By:  /s/ Thomas A. Schlehubor
                                         --------------------------------
                                      Title: Vice President



                                      SOCIETE GENERALE


                                      By:  /s/ J. Staley Stewart
                                         --------------------------------
                                      Title: Director



                                      THE NORTHERN TRUST COMPANY

                                      By:  /s/ Lisa M. Taylor
                                         --------------------------------
                                      Title: Second Vice President


                                      WACHOVIA BANK N.A.


                                      By:  /s/ Susan F. Holmes
                                         --------------------------------
                                      Title: Vice President

                  ADMINISTRATIVE AGENT:
                  --------------------

                              MORGAN GUARANTY TRUST
                  COMPANY OF NEW YORK, as Administrative Agent


                                      By:  /s/ Dennis Wilczek
                                         --------------------------------
                                            Title: Associate
                                            60 Wall Street
                                            New York, New York 10260-0060
                                            Attention:
                                            Facsimile number:(212) 648 5018

                               COMMITMENT SCHEDULE
                             364-DAY CREDIT FACILITY



-----
     BANK                                                          COMMITMENT

     Morgan Guaranty Trust Company of New York                  $  49,000,000
                                                             -------------------
     Bank of America, N.A.                                         48,000,000
                                                             -------------------
     The Chase Manhattan Bank                                      48,000,000
                                                             -------------------
     Bank One, Indiana, NA                                         45,000,000
                                                             -------------------
     Citicorp USA, Inc.                                            45,000,000
                                                             -------------------
     Banque Nationale De Paris                                     35,000,000
                                                             -------------------
     Credit Suisse First Boston                                    35,000,000
                                                             -------------------
     Deutsche Bank AG, New York Branch and/or                      35,000,000
     Cayman Islands Branch
                                                             -------------------
     Societe Generale                                              35,000,000
                                                             -------------------
     Wachovia Bank N.A.                                            35,000,000
                                                             -------------------
     The Bank of Tokyo-Mitsubishi, Ltd.                            30,000,000
                                                             -------------------
     The Northern Trust Company                                    30,000,000
                                                             -------------------
     Banca Monte dei Paschi di Siena S.p.A                         20,000,000
                                                             -------------------
     BBL International (U.K.) Limited                              20,000,000
                                                             -------------------
     The Governor and Company of the Bank of Ireland               20,000,000
                                                             -------------------
     National City Bank of Indiana                                 20,000,000


         TOTAL                                                $550,000,000.00

                                PRICING SCHEDULE
                             364-DAY CREDIT FACILITY


Each of "EURO-DOLLAR MARGIN" and "FACILITY FEE RATE" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the "STATUS" that exists on such date:

----------------------------------------------------------------------------------------
Status                  Level I   Level II   Level III   Level IV    Level V    Level VI

----------------------------------------------------------------------------------------
Euro-Dollar Margin
 Utilization < 33%      .2900%     .3300%     .4500%      .6250%      .7250%     1.0000%
 Utilization >= 33%     .3900%     .4300%     .5500%      .7500%      .8500%     1.2500%
----------------------------------------------------------------------------------------
Facility Fee Rate       .0600%     .0700%     .1000%      .1250%      .1500%     .2500%
----------------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

     "LEVEL I STATUS" exists at any date if, at such date, the Borrower's long-term debt is rated A or higher by S&P or A2 or higher by Moody 's.

     "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) Level I Status does not exist.

     "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and
(ii) neither Level I Status nor Level II Status exists.

     "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and
(ii) none of Level I Status, Level II Status and Level III Status exists.

     "LEVEL V STATUS" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and
(ii) none of Level I Status, Level II Status, Level III Status and Level IV exists.

     "LEVEL VI STATUS" exists at any date if, at such date, no other Status exists.

     "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists on any date.

     "UTILIZATION" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 33%.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P's and Moody's, the rating to be used to determine which Status applies is the higher of the two; provided that if the split is more than one full category, the average (or the higher of two intermediate ratings) shall be used (e.g. BBB+/Baa3 results in Level IV Pricing).

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                                 August 23, 2000

     For value received, GUIDANT CORPORATION, an Indiana corporation (the "BORROWER"), promises to pay to the order of _______________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the 364-Day Credit Agreement dated as of August 23, 2000 among the Borrower, the Banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            GUIDANT CORPORATION

                                     By:
                                         --------------------------------------
                                            Name:
                                            Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
   Date     Amount of    Type of     Amount of      Maturity       Notation
              Loan         Loan      Principal        Date          Made By
                                      Repaid

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B



                       Form of Money Market Quote Request
                       ----------------------------------


                                                    [Date]


To:            Morgan Guaranty Trust Company of New York
                (the "ADMINISTRATIVE AGENT")

From:          Guidant Corporation (the "BORROWER")

Re: 364-Day Credit Agreement (as amended, the "CREDIT AGREEMENT") dated as of August 23, 2000 among the Borrower, the Banks from time to time party thereto and the Administrative Agent

               We hereby give notice pursuant to Section 2.04 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________________

Principal Amount(1)                      Interest Period(2)
----------------                         ---------------

$


               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

               Terms used herein have the meanings assigned to them in the Credit Agreement.




--------------------

     (1) Amount must be $25,000,000 or a larger multiple of $5,000,000.
     (2) Not less than 7 days, subject to the provisions of the definition of Interest Period.

                                    GUIDANT CORPORATION


                                    By:__________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C


                   Form of Invitation for Money Market Quotes
                   ------------------------------------------


To:            [Name of Bank]

Re:            Invitation for Money Market Quotes to Guidant Corporation (the
               "BORROWER")

               Pursuant to Section 2.04 of the 364-Day Credit Agreement dated as of August 23, 2000 among the Borrower, the Banks from time to time party thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________________

Principal Amount                        Interest Period
----------------                        ---------------

$

               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

               Please respond to this invitation by not later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                                MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Administrative Agent

                                By ________________________________________
                                     Name:
                                     Authorized Officer

                                                                       EXHIBIT D


                           Form of Money Market Quote
                           --------------------------

To:            Morgan Guaranty Trust Company of New York,
                as Administrative Agent

Re:            Money Market Quote to Guidant
               Corporation (the "BORROWER")

               In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank: ________________________________

2.   Person to contact at Quoting Bank:

     ___________________________________

3.   Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest          Money Market
Amount**       Period***         [Margin****]          [Absolute Rate*****]
--------       ---------         ------------          --------------------

$

$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

---------------------------
*    As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of August 23, 2000 among the Borrower, the Banks from time to time party thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                           Very truly yours,

                                           [NAME OF BANK]


Dated: ________________               By: ____________________________________
                                             Name:
                                             Authorized Officer












-------------------

     *** Not less than 7 days. No more than five bids are permitted for each Interest Period.
     **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
     ***** Specify rate of interest per annum (to the nearest 1/10,000 of 1%).

                                                                     EXHIBIT E-1


                                   OPINION OF
                        SPECIAL COUNSEL FOR THE BORROWER
                        --------------------------------


                                       August 23, 2000


To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York 10260

Dear Sirs:

     We have acted as special counsel to Guidant Corporation (the "BORROWER"), in connection with the 364-Day Credit Agreement (the "CREDIT AGREEMENT") dated as of August 23, 2000 among the Borrower, the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent. Except as provided in this letter, terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records of the Borrower and of public officials, and other instruments, and have conducted such investigations of fact and of law, as we have deemed necessary or appropriate for the purpose of this opinion, including the following:

     (a)  The Credit Agreement, including all Exhibits and Schedules thereto;
          and

     (b)  The Notes dated August 23, 2000.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies. We have also assumed with your permission:



                                      E-1-1

     (a) That the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower of any of its Subsidiaries;

     (b) That the Borrower has duly executed and delivered each of the Credit Agreement and the Notes; and

     (c) That all action required under the applicable corporate law of the Borrower for the Credit Agreement to constitute a valid and binding obligation of the Borrower has been taken.

     Based upon and subject to the foregoing and subject also to the qualifications and limitations set forth herein, we are of the opinion that:

          1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes require no action by or in respect of, or filing with, any governmental body, agency or official of the State of New York or the United States of America and do not contravene, or constitute a default under, any provision of law or regulation of the State of New York or the United States of America.

          2. The Credit Agreement and the Notes constitute valid and binding obligations of the Borrower, each such obligation being enforceable in accordance with its terms against the Borrower except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and (b) as the enforceability, in each case, is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

     Our opinion expressed in Paragraph 1 above as to absence of violation of laws is based upon a consideration of any those laws which, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.



                                      E-1-2

     We are not expressing any opinions as to any anti-fraud provisions under federal or state securities laws or as to any federal or state antitrust laws.

     The opinions herein are limited to the federal laws of the United States and the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are based upon the laws in effect and upon such facts as exist as of the date hereof. No responsibility or undertaking is hereby assumed to advise you of any changes in such laws or facts after the date hereof or of the applicability or effect of the laws of any other jurisdiction.

     At the request of our clients, this opinion letter is, pursuant to Section 3.01(c) of the Credit Agreement, provided to you by us in our capacity as special counsel to the Borrower, and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our written consent. Notwithstanding the foregoing, this opinion letter may be relied upon by any bank or other institution which is an Assignee or a Participant under the Credit Agreement.

                                Very truly yours,










                                      E-1-3

                                                                     EXHIBIT E-2

                                   OPINION OF
                         SENIOR COUNSEL OF THE BORROWER

                                                                 August 23, 2000

The Banks and the Administrative Agent
Referred to Below
c/o Morgan Guaranty Trust
  Company of New York, as Administrative Agent
60 Wall Street
New York, NY  10260

Ladies and Gentlemen:

     I am Senior Counsel of Guidant Corporation, an Indiana corporation (the "BORROWER"). This opinion is being delivered to you pursuant to the 364-Day Credit Agreement (the "CREDIT AGREEMENT") dated as of August 23, 2000, among the Borrower, the banks listed on the signature page thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     In preparing this opinion, I or members of my staff have examined and relied upon, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we deemed necessary or advisable for purposes of this opinion.

     In making such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified, conformed or photostatic copies. As to matters of fact material to my opinion which were not independently verified, we have relied upon the statements and representations of officers and other representatives of the Borrower and representatives of governmental entities.

     Based on and subject to the foregoing, it is my opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.




                                      E-2-1

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or of any agreement, judgement, injunction, order, decree or other instrument binding upon Borrower or any if its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     3. The Borrower has duly executed and delivered the Credit Agreement and each of the Notes.

     4. All action required under the applicable corporate law of the Borrower for the Credit Agreement and the Notes to constitute a valid and binding obligation of the Borrower has been taken.

     5. Except as disclosed in the Borrower's 1999 Form 10-K and the Borrower's Form 10-Q issued as of March 31, 2000 and June 30, 2000, there is no action, suit or proceeding pending against, or to the best of my knowledge, threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the consolidated financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, or the ability of the Borrower to satisfy its obligations under the Financial Documents, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

     6. Each of the Borrower's Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     I am a member of the Bar of the State of Indiana and express no opinion as to the matters governed by the laws of any other jurisdiction (other than the federal laws of the United States of America). This opinion is furnished in connection with the transaction described herein, is solely for your benefit and may not be relied upon by any other person, firm or corporation, nor in any other context, without my prior written consent, except that any Assignee or Participant may rely upon this opinion as if it were addressed to it.

                                   Sincerely,


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                                                                       EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENTS
                                 --------------

                                                                 August 23, 2000


To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the 364-Day Credit Agreement (the "CREDIT AGREEMENT") dated as of August 23, 2000 among Guidant Corporation, an Indiana corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies. We have also assumed with your permission:

     (a) That the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower of any of its Subsidiaries;

     (b) That the Borrower has duly executed and delivered the Credit Agreement and each of the Notes; and

     (c) That all action required under the applicable corporate law of the Borrower for the Credit Agreement to constitute a valid and binding obligation of the Borrower has been taken.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent. Notwithstanding the foregoing, this opinion may be relied upon by any bank or other institution which is an Assignee or a Participant under the Credit Agreement.

                                Very truly yours,

                                                                       EXHIBIT G


                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


     AGREEMENT dated as of _______ __, ____ among [ASSIGNOR] (the "ASSIGNOR"), [ASSIGNEE] (the "ASSIGNEE"), GUIDANT CORPORATION, an Indiana corporation (the "BORROWER") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the 364-Day Credit Agreement dated as of August 23, 2000 among the Borrower, the Banks party thereto and the Administrative Agent (as amended from time to time, the "CREDIT AGREEMENT");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit

Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(3) It is understood that commitment and/or participation fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any of its Subsidiaries or the validity and enforceability of the obligations of the


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          (3) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                   By ________________________________________
                                      Name:
                                      Title:


                                   [ASSIGNEE]


                                   By ________________________________________
                                      Name:
                                      Title:


                                   [GUIDANT CORPORATION]


                                   By ________________________________________
                                      Name:
                                      Title:


                                   MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Administrative Agent


                                   By ________________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT H


                              DESIGNATION AGREEMENT

                       dated as of ________________, _____


     Reference is made to the 364-Day Credit Agreement dated as of August 23, 2000 (as amended from time to time, the "CREDIT AGREEMENT") among Guidant Corporation, a Indiana corporation (the "BORROWER"), the banks party thereto (the "BANKS") and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _________________ (the "DESIGNATOR") and ________________ (the "DESIGNEE")
agree as follows:

     1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.
     2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.
     3. The Designee confirms that it is an Eligible Designee; appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; and acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05(b) of the Credit Agreement.
     4. The Designee confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; agrees that it will, independently and without reliance upon any Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement. The Designee acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as provided in Section 9.07(a) thereof).
     5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Borrower, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.
     6. Upon the effectiveness hereof, (a) the Designee shall have the right to make Loans or portions thereof as a Bank pursuant to Section 2.01 or 2.04 of the Credit Agreement and the rights of a Bank related thereto and (b) the making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.
     7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(5):______, ____

                                        [NAME OF DESIGNATOR]



                                        By: __________________________________
                                            Name:
                                            Title:



                                        [NAME OF DESIGNEE]



                                        By: __________________________________
                                            Name:
                                            Title:


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     (5) This date should be no earlier than the date of the Agent's consent hereto.

     The undersigned consent to the foregoing designation.

                                        GUIDANT CORPORATION



                                        By: __________________________________
                                            Name:
                                            Title:



                                        MORGAN GUARANTY TRUST
                                           COMPANY  OF NEW YORK, as
                                           Administrative Agent



                                        By: __________________________________
                                            Name:
                                            Title: